UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 29, 2006

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 29, 2006, The Goodyear Tire & Rubber Company (the "Company") announced that its South Pacific Tyres business had initiated consultation with its associates and union representatives regarding a proposal to close a tire manufacturing facility in Upper Hutt, New Zealand. The facility, which has about 400 associates, produces radial passenger car tires. If implemented, the proposal is expected to be complete within the next six to eight months and estimated charges associated with the intended closure are expected to be approximately $35 million ($35 million after-tax), of which approximately $20 million is expected to be cash charges primarily related to severance payments and approximately $15 million primarily related to accelerated depreciation charges. Charges associated with the proposal are expected to be approximately $15 million ($15 million after-tax) in the second quarter of 2006 and approximately $10 million ($10 million after-tax) in each the third and fourth quarters of 2006. The proposal is expected to generate annual cost savings of approximately $15 million.

In addition, the Company has also approved restructuring actions in the European Union business unit to reduce selling, administrative and general expenses. As a result of these actions, the Company expects to record additional cash-related restructuring charges of approximately $20 million ($15 million after-tax), primarily related to severance payments. During the second quarter of 2006, charges of approximately $10 million ($5 million after-tax) will be recognized. The remaining $10 million ($10 million after-tax) of charges will be recognized during the third and fourth quarters of 2006. The Company expects these actions will eliminate about 150 positions and generate annual cost savings of over $10 million. All after-tax amounts presented in this Current Report on Form 8-K are also after minority interest.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the proposal to close the Upper Hutt facility and other cost-cutting actions and the expected amounts of charges and annual savings resulting from such actions. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks described in the Company’s SEC filings. The Company undertakes no obligations to revise or update any forward-looking statements.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

June 30, 2006	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary